Exhibit 31.1
CERTIFICATION
I, Michael V. Shustek, as Chief Executive Officer of Vestin Mortgage, Inc., the sole Manager of Vestin Fund III, LLC, certify that:
1.	I have reviewed this report on Form 10-Q of Vestin Fund III, LLC;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Vestin Fund III, LLC as of, and for, the periods presented in this report;
4.	Vestin Fund III, LLC’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Vestin Fund III, LLC and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Vestin Fund III LLC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Paragraph omitted pursuant to SEC Release Nos. 33-8238 and 34-47986;

(c)	Evaluated the effectiveness of Vestin Fund III, LLC’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any changes in Vestin Fund III, LLC’s internal control over financial reporting that occurred during Vestin Fund III, LLC’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect Vestin Fund III LLC’s internal control over financial reporting; and
5.	Vestin Fund III, LLC’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Vestin Fund III, LLC’s auditors and the audit committee of Vestin Fund III, LLC’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Vestin Fund III, LLC’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Vestin Fund III, LLC’s internal control over financial reporting.
Date: August 12, 2005
/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer*
Vestin Mortgage, Inc., sole
Manager of Vestin Fund III, LLC

* Michael V. Shustek functions as the equivalent of the Chief Executive Officer of the registrant